Exhibit 10.3

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) is dated for reference purposes as of September 6, 2011, by and between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company (“Landlord”), and FUSION-IO, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Fusion Multisystems, Inc., a Nevada corporation (“Fusion Multisystems”) entered into that certain Lease Agreement dated as of May 28, 2010 (the “Lease”), pursuant to which Landlord leased to Fusion Multisystems and Fusion Multisystems leased from Landlord that certain space containing approximately 86,767 square feet of Rentable Area and 74,276 square feet of usable area (the “Existing Premises”) located in that certain office building addressed as 2855 East Cottonwood Parkway, Salt Lake City, Utah (the “Building”), consisting of the following: (i) the Suite 100 Space consisting of approximately 3,565 square feet of Rentable Area and 2,995 square feet of usable area located on the first (1st) floor of the Building; (ii) the Suite 170 Space consisting of approximately 1,408 square feet of Rentable Area and 1,183 square feet of usable area located on the first (1st) floor of the Building; (iii) the Suite 175 Space consisting of approximately 1,537 square feet of Rentable Area and 1,291 square feet of usable area located on the first (1st) floor of the Building; (iv) the Suite 200 Space consisting of approximately 4,881 square feet of Rentable Area and 4,101 square feet of usable area located on the second (2nd) floor of the Building; (v) the Suite 220 Space consisting of approximately 5,423 square feet of Rentable Area and 4,556 square feet of usable area located on the second (2nd) floor of the Building; (vi) the Suite 230 Space consisting of approximately 8,058 square feet of Rentable Area and 6,770 square feet of usable area located on the second (2nd) floor of the Building; (vii) the Suite 240 Space consisting of approximately 3,527 square feet of Rentable Area and 2,963 square feet of usable area located on the second (2nd) floor of the Building; (viii) the Suite 300 Space consisting of approximately 15,443 square feet of Rentable Area and 12,974 square feet of usable area located on the third (3rd) floor of the Building; (ix) the Suite 340 Space consisting of approximately 1,558 square feet of Rentable Area and 1,309 square feet of usable area located on the third (3rd) floor of the Building; (x) the Suite 350 Space consisting of approximately 5,221 square feet of Rentable Area and 4,386 square feet of usable area located on the third (3rd) floor of the Building; (xi) the Suite 400 Space consisting of approximately 22,280 square feet of Rentable Area and 20,099 square feet of usable area located on the fourth (4th) floor of the Building; (xii) the Suite 500 Space consisting of approximately 12,166 square feet of Rentable Area and 10,221 square feet of usable area located on the fifth (5th) floor of the Building; and (xiii) the Suite 540 Space consisting of approximately 1,700 square feet of Rentable Area and 1,428 square feet of usable area located on the fifth (5th) floor of the Building.

B. Tenant has succeeded to the interests of Fusion Multisystems as Tenant under the Lease.

C. In accordance with and as required under the Right of First Offer granted to Tenant in Article 28 of the Lease, Landlord delivered to Tenant a First Offer Notice with respect to that certain space containing approximately 8,686 square feet of Rentable Area and 7,298 square feet of usable area (the “Expansion Space”) commonly known as Suites 110 and 120, located on the first (1st) floor of the Building, and depicted on Exhibit A attached hereto. Tenant timely and properly delivered to Landlord Tenant’s Election Notice electing to lease the entire Expansion Space.

D. Landlord and Tenant now desire to amend the Lease to (i) memorialize the terms upon which Tenant shall lease the Expansion Space, and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.

AGREEMENT:

1. Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this First Amendment shall have the same meaning given such terms in the Lease.

2. Confirmation of Commencement Dates. Landlord and Tenant hereby acknowledge and agree to the following: (i) the Suite 170 Space, Suite 175 Space, Suite 240 Space, Suite 500 Space and Suite 540 Space were (A) delivered by Landlord to Tenant on September 1, 2010, and (B) as such, shall be deemed to be the “Initial Premises” under the Lease (as amended hereby); (ii) the “Initial Premises Commencement Date” shall be deemed to be December 1, 2010 and, as such, the “Initial Premises Term” shall be that ten (10) year and ten (10) month period commencing on the Initial Premises Commencement Date and expiring on September 30, 2021 (the “Lease Expiration Date”) (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease); (iii) the Suite 340 Space was delivered by Landlord to Tenant on September 20, 2010 and, as such, (A) the Lease Commencement Date for the Suite 340 Space shall be deemed to be December 19, 2010 and, (B) the Term of the Lease for the Suite 340 Space shall be that period commencing upon December 19, 2010 and expiring coterminously with the Lease Expiration Date for the Initial Premises on September 30, 2021 (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease); (iv) the Suite 100 Space was delivered by Landlord to Tenant on October 1, 2010 and, as such, (A) the Lease Commencement Date for the Suite 100 Space shall be deemed to be December 30, 2010 and, (B) the Term of the Lease for the Suite 100 Space shall be that period commencing upon December 30, 2010 and expiring coterminously with the Lease Expiration Date for the Initial Premises on September 30, 2021 (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease); (v) the Suite 200 Space, Suite 300 Space, Suite 350 Space and Suite 400 Space were delivered by Landlord to Tenant on November 1, 2010 and, as such, (A) the Lease Commencement

Date for each of the Suite 200 Space, Suite 300 Space, Suite 350 Space and Suite 400 Space shall be deemed to be January 30, 2011 and, (B) the Term of the Lease for each of the Suite 200 Space, Suite 300 Space, Suite 350 Space and Suite 400 Space shall be that period commencing upon January 30, 2011 and expiring coterminously with the Lease Expiration Date for the Initial Premises on September 30, 2021 (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease); (vi) the Suite 220 Space was delivered by Landlord to Tenant on November 15, 2010 and, as such, (A) the Lease Commencement Date for the Suite 220 Space shall be deemed to be February 13, 2011 and, (B) the Term of the Lease for the Suite 220 Space shall be that period commencing upon February 13, 2011 and expiring coterminously with the Lease Expiration Date for the Initial Premises on September 30, 2021 (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease); and (vii) the Suite 230 Space was delivered by Landlord to Tenant on May 1, 2011 and, as such, (A) the Lease Commencement Date for the Suite 230 Space shall be deemed to be July 29, 2011, and (B) the Term of the Lease for the Suite 230 Space shall be that period commencing upon July 29, 2011 and expiring coterminously with the Lease Expiration Date for the Initial Premises on September 30, 2021 (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease).

3. Expansion Space.

3.1 Addition of Expansion Space. Commencing on the Expansion Space Commencement Date (as defined below), the Existing Premises shall be expanded to include the Expansion Space, which Expansion Space shall be leased on the same terms and conditions set forth in the Lease (as amended hereby). From and after the Expansion Space Commencement Date, the Existing Premises and the Expansion Space shall be collectively referred to as the “Premises” and shall contain a total of approximately 95,453 square feet of Rentable Area and 81,574 square feet of usable area.

3.2 Expansion Space Term. The lease term for the Expansion Space (the “Expansion Space Term”) shall commence on the date that is ninety (90) days after the date Landlord delivers possession of the Expansion Space to Tenant (the “Expansion Space Commencement Date”), and shall expire coterminously with the Lease Expiration Date for the Existing Premises on September 30, 2021 (subject to extension for the Bridge Period, if applicable, pursuant to Paragraph 1, Section “B” of the Summary attached to the Lease). Landlord and Tenant presently anticipate that possession of the Expansion Space will be delivered to Tenant on or about October 15, 2011; however, if Landlord is unable to deliver possession of the Expansion Space by such date, then, except as otherwise provided in Sections 3.3 and 3.4 above: (i) the validity of this First Amendment or the Lease shall not be affected or impaired thereby; (ii) Landlord shall not be in default hereunder or under the Lease (as amended hereby), or be liable for damages therefor; and (iii) Tenant shall accept possession of the Expansion Space when Landlord delivers the Expansion Space to Tenant.

3.3 Delay Abatement. Notwithstanding anything to the contrary contained in the Lease (as amended hereby), if Landlord is unable to deliver possession of the Expansion Space to Tenant on or before December 31, 2011 (the “Delay Abatement Date”), as such date shall be extended day for day for each day Landlord is delayed in delivering possession of the Expansion Space to Tenant as a result of any Force Majeure Events (as defined below) and/or any acts or omissions of Tenant and/or Tenant’s agents, employees, contractors, consultants, licensees and/or invitees (“Tenant Delays”), then, commencing upon the Expansion Space Commencement Date (and provided that Tenant does not terminate this First Amendment pursuant to Section 3.4 below), Landlord shall abate one (1) day of Base Rent for every one (1) day of delay that Landlord fails to deliver the Expansion Space to Tenant beyond the Delay Abatement Date (as so extended). Other than as set forth in Section 3.4 below, the abatement right afforded to Tenant under this Section 3.3 shall be Tenant’s sole and exclusive remedy for Landlord’s failure to deliver possession of the Expansion Space to Tenant on or before the Delay Abatement Date, as it may be extended as provided hereinabove. As used herein, “Force Majeure Events” shall mean any of the following: any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, the unauthorized holdover of the existing tenant of the Expansion Space, or any other causes of any kind whatsoever which are beyond Landlord’s reasonable control.

3.4 Termination Right For Late Delivery. In addition, if Landlord has not delivered possession of the Expansion Space to Tenant by March 31, 2012 (the “Termination Trigger Date”) as such date shall be extended day for day for each day Landlord is delayed in delivering the Expansion Space as a result of any Force Majeure Events and/or Tenant Delays, then Tenant may rescind Tenant’s Election Notice and terminate both Tenant’s right and obligation to lease the Expansion Space and this First Amendment (other than the provisions of Section 2 above and Sections 8 through 11 below), by delivering to Landlord written notice thereof (the “Termination Notice”) at any time before the earlier of (i) ten (10) days following the Termination Trigger Date, or (ii) the date Landlord delivers the Expansion Space to Tenant. If Tenant timely and properly delivers the Termination Notice to Landlord as described hereinabove, then, upon Tenant’s delivery of the Termination Notice: (A) Tenant’s Election Notice shall be deemed rescinded and, notwithstanding anything to the contrary contained in the Lease (as amended hereby), Tenant shall have no further Right of First Offer with respect to the Expansion Space and Landlord may lease the Expansion Space (or any portion thereof) to any third party and upon any terms and conditions as Landlord may so desire; and (B) both Tenant’s right and obligation to lease the Expansion Space, and this First Amendment (other than the provisions of Section 2 above and Sections 8 through 11 below), shall terminate and be of no further force. Other than as set forth in Section 3.3 above, the rescission and termination rights afforded to Tenant under this Section 3.4 shall be Tenant’s sole remedy for Landlord’s failure to deliver possession of the Expansion Space to Tenant on or before the Termination Trigger Date (as may be so extended), and Landlord shall not be subject to any other liability nor shall the validity of the Lease (as amended hereby) nor the obligations of Tenant hereunder be affected by such failure of Landlord to deliver possession of the Expansion Space to Tenant on or before the Termination Trigger Date, the Delay Abatement Date, or any other date. Time is of the essence for the delivery of Tenant’s Termination Notice under this Section 3.4; accordingly, if Tenant fails to timely deliver the Termination Notice, Tenant’s right to rescind Tenant’s Election Notice and terminate both Tenant’s right and obligation to lease the Expansion Space and this First Amendment (other than the provisions of Section 2 above and Sections 8 through 11 below) under this Section 3.4 shall expire.

3.5 Beneficial Occupancy. Tenant shall have the right to occupy the Expansion Space, perform the Refurbishment Work (as defined below), install furniture, fixtures and equipment and/or commence business operations in the Expansion Space during the period commencing upon Landlord’s delivery of possession of the Expansion Space to Tenant and continuing until the day prior to the Expansion Space Commencement Date (the “Beneficial Occupancy Period”). All of the terms and conditions of the Lease (as amended hereby) shall apply during the Beneficial Occupancy Period, including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant for the Expansion Space under the Lease (as amended hereby) as though the Expansion Space Commencement Date had occurred (although the Expansion Space

Commencement Date shall not actually occur until the date set forth in Section 3.2 above); provided however, during the Beneficial Occupancy Period, Tenant shall not be obligated to pay Base Rent or Tenant’s Share of increases in Operating Expenses for the Expansion Space until the Expansion Space Commencement Date actually occurs (it being acknowledged, however, that Tenant shall continue to have the obligation to pay to Landlord Base Rent and, if applicable, Tenant’s Share of increases in Operating Expenses for the Existing Premises during the Beneficial Occupancy Period pursuant to and in accordance with the terms of the Lease, as amended hereby).

3.6 Confirmation of Expansion Space Commencement Date. Following the Expansion Space Commencement Date, Landlord shall deliver to Tenant a notice of Expansion Space Term dates in the form of Exhibit B attached hereto, which notice Tenant shall execute and return to Landlord within five (5) business days after Tenant’s receipt thereof.

4. Base Rent. Notwithstanding the provisions of the Lease to the contrary, during the Expansion Space Term, the Base Rent payable by Tenant for the Expansion Space and the Existing Premises shall be calculated together and shall be as set forth in the following schedule, subject to abatement with respect to the Existing Premises, only, as set forth and to the extent provided in Section 5.1 of the Lease:

Period of Expansion Space Term	Monthly Base Rent	Annual Base Rent Rate Per Square Foot of Rentable Area of the Existing Premises and Expansion Space
Expansion Space Commencement Date — 11/30/11*	$202,837.62	$25.50
Expansion Space Commencement Date — 11/30/12**	$208,962.52	$26.27
12/01/12 — 11/30/13	$215,166.96	$27.05
12/01/13 — 11/30/14	$221,610.04	$27.86
12/01/14 — 11/30/15	$228,291.75	$28.70
12/01/15 — 11/30/16	$234,132.55	$29.56
12/01/16 — 11/30/17	$242,927.88	$30.45
12/01/17 — 11/30/18	$249,450.50	$31.36
12/01/18 — 11/30/19	$256,927.65	$32.30
12/01/19 — 11/30/20	$264,643.44	$33.27
12/01/20 — 09/30/21	$272,597.85	$34.27

*	If the Expansion Space Commencement Date occurs prior to December 1, 2011.
**	If the Expansion Space Commencement Date occurs on or after December 1, 2011.

5. Tenant’s Share. For purposes of calculating Tenant’s obligation to pay Tenant’s Share of the increases in Operating Expenses during the Expansion Space Term, (i) Tenant’s Share of the increases in Operating Expenses for the Existing Premises and Expansion Space shall be calculated together, (ii) effective from and after the Expansion Space Commencement Date, as a result of the expansion of the Existing Premises by the Expansion Space, Tenant’s Share shall be revised to be 87.89% (i.e., 95,453 square feet of Rentable Area in the Expansion Space and the Existing

Premises/108,605 square feet of Rentable Area in the Building), and (iii) the Base Year shall continue to be the calendar year 2011.

6. Condition of Premises; Refurbishment Allowance. Except as otherwise provided below in this Section 6, Tenant shall continue to occupy the Existing Premises in its “AS IS” condition as of the date of execution of this First Amendment and shall accept the Expansion Space in its “AS IS” condition on the date of delivery thereof by Landlord to Tenant, without any obligation on Landlord’s part to construct or pay for any tenant improvements or refurbishment work in or for the Existing. Premises or the Expansion Space. Notwithstanding the foregoing to the contrary, at any time during the period (the “Refurbishment Allowance Availability Period”) which commences on the date of execution of this First Amendment and ends on October 31, 2012, Tenant shall be entitled to receive from Landlord a one (1)-time refurbishment allowance (the “Refurbishment Allowance”) in an amount up to, but not exceeding, the product of the following: (i) $277,324.00 (i.e., $38.00 per square foot of usable area of the Expansion Space); multiplied by (ii) a fraction, the numerator of which shall be the number of months in the Expansion Space Term, and the denominator of which shall be 130. The Refurbishment Allowance shall be disbursed by Landlord only to help reimburse Tenant for the costs (collectively the “Refurbishment Costs”) actually incurred and paid for by Tenant during the Refurbishment Allowance Availability Period for the design, purchase, construction, permitting and installation of tenant improvements and alterations which are permanently affixed to the Expansion Space (collectively, the “Refurbishment Work”). In no event shall Landlord be obligated to make disbursements pursuant to this Section 6: (i) in a total amount which exceeds the Refurbishment Allowance; (ii) with respect to any Refurbishment Work performed prior to or after the Refurbishment Allowance Availability Period; (iii) with respect to any costs incurred by Tenant for the purchase, installation and/or acquisition of any furniture, computer systems, telephone systems, equipment or other personal property; or (iv) with respect to any request for payment of the Refurbishment Allowance made by Tenant prior to or after the expiration of the Refurbishment Allowance Availability Period. The construction and installation of the Refurbishment Work shall be made in accordance with the terms of Article 11 of the Lease. Disbursement from the Refurbishment Allowance shall be made within thirty (30) days following Tenant’s delivery to Landlord of the following: (A) a request for payment showing that the Refurbishment Work has been fully completed and the actual Refurbishment Costs incurred and paid by Tenant in connection therewith; (B) invoices and paid receipts evidencing such Refurbishment Costs and Tenant’s payment thereof from all of the contractors and subcontractors performing the Refurbishment Work; (C) executed final, unconditional mechanics’ lien releases from all such contractors and subcontractors performing the Refurbishment Work; and (D) all other information reasonably requested by Landlord. If the Refurbishment Allowance is not fully utilized by Tenant to help reimburse Tenant for such Refurbishment Costs within the Refurbishment Allowance Availability Period, then such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto.

7. Parking. Landlord acknowledges that Tenant currently has the right to use, free-of-charge throughout the Term and any extension thereof, up to a total of three hundred seventy-one (371) Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Existing Premises), seven (7) of which Parking Passes are for Reserved Passes and the remainder of which are for Unreserved Passes. During the Expansion Space Term, as a result of the expansion of the Existing Premises by the Expansion Space, Tenant shall have the right to use, free-of-charge throughout the Term and any extension thereof, an additional forty-three (43) Unreserved Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Expansion Space) such that, effective from and after the Expansion Space Commencement Date, Tenant shall have the right to use, free-of-charge throughout the Expansion Space Term and any extension thereof, up to, but not exceeding, a total of four hundred fourteen (414) Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Existing Premises and Expansion Space), seven (7) of which shall continue to be Reserved Passes and the remainder of which shall be Unreserved Passes. Tenant’s use of the Parking Passes shall be otherwise be on the same terms and conditions as contained in Paragraph “E” of the Summary attached to the Lease and Section 5.6 of the Lease.

8. Address of Landlord for Notices and Payment of Rent.

8.1 Landlord’s address for notices as set forth in Paragraph 2, Section “F” of the Summary attached to the Lease is, from and after the date of execution of this First Amendment, modified as follows:

NOP Cottonwood 2855, LLC

c/o CommonWealth Partners Management LLC

515 South Flower Street, Floor 32

Los Angeles, CA 90071

Attention: Asset Manager - 2855 East Cottonwood

Facsimile: 213.629.2114

with a copy to:

NOP Cottonwood 2855, LLC

2795 E. Cottonwood Parkway, Suite 155

Salt Lake City, Utah 84121

Attention: Property Manager

Facsimile: 801.930.6205

8.2 Landlord’s address (in the event of a payment by check) and wiring account information (in the event of a payment by wire transfer) for the payment of Rent is, from and after the date of execution of this First Amendment, modified as follows:

If by check:

NOP Cottonwood 2855, LLC

File #30661

PO Box 60000

San Francisco, CA 94160-0679

If by wire transfer:

9. Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, except for Commerce Real Estate Solutions, representing Landlord and Coldwell Banker Commercial NRT, representing Tenant (collectively, the “Brokers”), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Landlord shall pay the Brokers a commission in connection with the execution of this First Amendment pursuant to a separate agreement or agreements between and/or among Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this First Amendment on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers).

10. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

11. Counterparts. This First Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”

NOP COTTONWOOD 2855 LLC,

a Delaware limited liability company

By: NOP COTTONWOOD HOLDINGS LLC,

a Delaware limited liability company

Its: sole member

By: NATIONAL OFFICE PARTNERS LLC,

a California limited liability company

Its: sole member

By: CWP CAPITAL MANAGEMENT, LLC,

a Delaware limited liability company

Its: Manager

By:	/s/ Joseph A. Corrente
Name:	Joseph A. Corrente
Its:	Senior Vice President

“TENANT”

FUSION-IO, INC., a Delaware corporation

By:	/s/ John Walker
Name:	John Walker
Its:	SVP Operations

By:
Name:
Its:

EXHIBIT A

DEPICTION OF EXPANSION SPACE

EXHIBIT B

NOTICE OF EXPANSION SPACE TERM DATES

To:	Fusion-IO, Inc.

2855 East Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84101

Re:	First Amendment to Lease Agreement dated as of September 6, 2011 (the “First Amendment”), between NOP COTTONWOOD 2855, LLC, a Delaware limited liability company (“Landlord”), and FUSION-IO, INC., a Delaware corporation (“Tenant”)

To Whom It May Concern:

All terms not defined herein shall have the meaning ascribed to them in the First Amendment. In accordance with the First Amendment, we wish to advise you and/or confirm as follows:

1. That the Expansion Space Commencement Date has occurred, and that the Expansion Space Term shall commence or has commenced as of                     for a term of             years and             months ending on September 30, 2021.

2. That in accordance with the First Amendment, Base Rent for the Expansion Space commenced to accrue on                     .

3. If the Expansion Space Commencement Date is other than the first day of the month, the first billing for the Expansion Space will contain a pro rata adjustment. Each billing for the Expansion Space thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the First Amendment.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

“LANDLORD”

NOP COTTONWOOD 2855 LLC,

a Delaware limited liability company

By: NOP COTTONWOOD HOLDINGS LLC,

a Delaware limited liability company

Its: sole member

By: NATIONAL OFFICE PARTNERS LLC,

a California limited liability company

Its: sole member

By: CWP CAPITAL MANAGEMENT, LLC,

a Delaware limited liability company

Its: Manager

By:
Name:
Its:

“TENANT”

FUSION-IO, INC.,

a Delaware corporation

By:
Name:
Its:

By:
Name:
Its: